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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                                   T REIT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box)
[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
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

                              [T REIT LETTERHEAD]

April 5, 2002

Dear Fellow Shareholder:

   On behalf of the Board of Directors of T REIT, Inc., we invite you to attend the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the principal offices of T REIT, Inc. (the "Company") at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California on Tuesday, May 7, 2002, at 10:00 a.m. local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. You are being asked to elect directors and to approve the appointment of auditors for the coming year. During the Annual Meeting, we also will report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions shareholders may have.

   Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed form of proxy and return it by fax to (714) 667-6843 or in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. YOUR VOTE IS VERY IMPORTANT.

   On behalf of myself and the Board of Directors, I would like to thank you for your continued interest in T REIT, Inc.

                                          Sincerely,

                                          /s/  ANTHONY W. THOMPSON
                                          _____________________________________
                                          Anthony W. Thompson
                                          Chairman, President, and Chief
                                            Executive Officer

                                 T REIT, Inc.
                       1551 N. Tustin Avenue, Suite 650
                          Santa Ana, California 92705

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be Held May 7, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of T REIT, Inc., a Virginia corporation (the "Company"), will be held on May 7, 2002 at 10:00 a.m., local time, at the offices of T REIT, Inc., 1551
N. Tustin Avenue, Suite 550, Santa Ana, California, for the following purposes:

      1.  To elect directors to the Company's Board of Directors;

      2. To ratify the appointment of the accounting firm Squar, Milner, Reehl & Williamson, LLP as independent auditors for the Company for the current year; and

      3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

   These items are fully discussed in the following pages, which are made part of this Notice. Only shareholders of record at the close of business on February 28, 2002 are entitled to vote at the Annual Meeting. A list of shareholders entitled to vote will be available for inspection at the offices of T REIT, Inc., 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705, for the 10-day period immediately preceding the Annual Meeting.

   Please sign and date the accompanying Proxy Card and return it promptly by fax to (714) 667-6843 or in the enclosed postage-paid envelope whether or not you plan to attend. Instructions are included with the Proxy Card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your Proxy Card. Your proxy may be revoked at any time prior to its exercise.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/  ANTHONY W. THOMPSON
                                          _____________________________________
                                          Anthony W. Thompson
                                          Chairman, President and Chief
                                            Executive Officer

Santa Ana, California
April 5, 2002

                                 T REIT, Inc.
                       1551 N. Tustin Avenue, Suite 650
                          Santa Ana, California 92705
                                (877) 888-7348

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of T REIT, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders ("Annual Meeting") to be held May 7, 2002 at 10:00 a.m., local time at the offices of T REIT, Inc., 1551 N. Tustin Avenue, Suite 550, Santa Ana, California, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. The proxy solicitation materials were mailed to shareholders on or about April 5, 2002.

   No director has informed the Company that he intends to oppose any action intended to be taken by the Company. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail, facsimile transmission, electronic mail, telephone or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Cost of solicitation of proxies will be borne by the Company.

Voting and Revocability of Proxies

   When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, and FOR ratification of the appointment of auditors. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary of the Company prior to the Annual Meeting or by giving a later dated proxy.

   Each share of Common Stock outstanding on the record date is entitled to one vote on all matters coming before the Annual Meeting. If a share is represented for any purpose at the Annual Meeting it is deemed to be present for quorum purposes and for all other matters as well. A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item. Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker non-vote." Under the circumstances where the broker is not permitted to, or does not exercise its discretion, assuming proper disclosure to the Company of such inability to vote, the broker non-votes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as not voting in favor of the particular matter. To obtain approval of the election of the nominees for directors, and ratification of the appointment of auditors, the votes cast in favor of these proposals must exceed the votes cast opposing the proposals.

Record Date and Shares Outstanding

   As of February 28, 2002, T REIT had 2,932,873 shares of common stock outstanding. Only shareholders of record at the close of business on February 28, 2002 will be entitled to vote at the Annual Meeting.

PROPOSAL 1

                             ELECTION OF DIRECTORS

Information about Director Nominees

   The Company's Amended and Restated Articles of Incorporation provide that the Company's Board of Directors shall consist of between three and nine directors. Each director serves a term of one year, but may be re-elected. Each of the nominees listed below is standing for re-election, and if elected, will constitute the entire Board of Directors until the next annual meeting of the shareholders of the Company.

   Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed that, if elected, he will serve on the Board of Directors for his one-year term and until his successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. The Company is not aware of any family relationship among any of the nominees to become directors or executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or any other person or persons relating to his election as a director except that such nominees have agreed to serve as directors of the Company if elected.

   The following table sets forth the name, age, principal occupation, and respective service dates of each person who has been nominated to be a director of the Company. Anthony W. Thompson has served as a Director of the Company since January 1, 1999. D. Fleet Wallace and W. Brand Inlow were appointed as Independent Directors on March 5, 2002 to complete the terms of former directors James Nance and Warren James.

  Name of Nominee   Age                    Principal Occupation                        Title
  ---------------   ---                    --------------------                        -----
Anthony W. Thompson 55  Anthony W. ("Tony") Thompson is Chairman of the              Chairman,
                        Board, President and Chief Executive Officer of the        President and
                        Company. He has served as a Director of the Company             CEO
                        since 1999. In addition, he is President and CEO of Triple
                        Net Properties, LLC, the Company's advisor (the
                        "Advisor"). Mr. Thompson serves as the chairman of
                        Triple Net's management committee and of the board of
                        directors of Western Real Estate Investment Trust, as
                        well as President of NNN Capital Corp, the managing
                        broker-dealer for T REIT's current securities offering.
                        Mr. Thompson is also co-founder, co-owner, director and
                        officer of TMP Group, Inc., a full-service real estate
                        investment group founded in 1978.

Name of Nominee  Age                    Principal Occupation                        Title
---------------  ---                    --------------------                        -----
D. Fleet Wallace 34  D. Fleet Wallace is a Director of the Company. He has       Independent
                     served as a Director of the Company since March, 2002.       Director
                     He is a principal and co-founder of Greystone Fund, L.P.
                     and its general partner, Greystone Capital Management,
                     LLC. The Greystone Fund is a professionally managed
                     opportunity fund formed in September, 2001 that invests
                     primarily in promising venture capital opportunities and
                     distressed assets in the form of real estate, notes, and
                     accounts receivable, inventory, and other assets. From
                     April, 1998 to August, 2001, Mr. Wallace served as
                     corporate counsel and Assistant Secretary of United
                     Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed
                     general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions
                     and dispositions, and provided legal support on over
                     $1 billion in financing transactions. From September,
                     1994 to April, 1998, Mr. Wallace was in the private
                     practice of law with the law firm of McGuire Woods in
                     Richmond, Virginia.

W. Brand Inlow   47  W. Brand Inlow is a Director of the Company. He has         Independent
                     served as a Director of the Company since March, 2002.       Director
                     In addition, Mr. Inlow currently is the President of
                     Summit Realty Group, Inc. in Richmond, Virginia, a
                     position he has held since September, 2001. Summit
                     Realty operates ten apartment communities in Virginia
                     and North Carolina, and provides acquisition, brokerage,
                     new third-party management, business, and consulting
                     services. Mr. Inlow also has established SRG Realty
                     Advisors, LLC to acquire and develop apartment
                     communities. Prior to joining Summit Realty, Mr. Inlow
                     served as Vice President of EEA Realty, LLC in
                     Alexandria, Virginia from November, 1999 to
                     September, 2001. He was responsible for acquisition,
                     disposition, and financing of company assets, which
                     primarily consisted of garden apartment properties. From
                     November, 1991 to November, 1999, Mr. Inlow worked
                     for United Dominion Realty Trust, Inc., a publicly-traded
                     real estate investment trust, as Assistant Vice President
                     and Senior Acquisitions Analyst, where he was
                     responsible for the acquisition of garden apartment
                     communities.

     The Board of Directors recommends a vote FOR the proposed directors.

                              EXECUTIVE OFFICERS

   Certain information with respect to the current Executive Officers of the Company as of March 31, 2002 is set forth below:

Anthony W. Thompson 55  See disclosure above

William C. Daniel   43  William C. Daniel succeeded Jack R. Maurer as Chief Financial Officer of the Company in December, 2001 and is also the Chief Financial Officer of the Company's Advisor, Triple Net Properties, LLC. Mr. Daniel has over
                        18 years of executive experience with banks, savings and loan associations, investment management, high tech and Internet companies. Beginning in
                        1984, he served as Financial Analyst in the Financial Planning & Analysis
                        unit of First Interstate Bank of California. In 1986, Mr. Daniel began service as a Senior Financial Analyst with Great Western Bank in the Corporate
                        Planning Department, where he rose to Vice President. In 1993, Mr. Daniel joined First Interstate Bancorp as Vice President, Mergers and Acquisitions,
                        where he led four bank and savings institution acquisitions. In 1996,
                        Mr. Daniel joined PIMCO Advisors LP, an investment management company, as Manager, Financial Planning & Analysis. At PIMCO,
                        Mr. Daniel managed financial analysis, financial applications and MIS areas.
                        In 1998, Mr. Daniel founded Stone Circle Advisors LLC, an investment management and consulting company, and has consulted with a number of emerging Internet and technology companies. Mr. Daniel received a BA and a BBA, cum laude, from the University of Mississippi in 1980 and has an
                        MBA from the Johnson Graduate School of Management at Cornell
                        University in 1983.

Jack R. Maurer      58  Jack R. Maurer served as Chief Financial Officer of the Company and the
                        Advisor, Triple Net Properties, LLC from April, 1998 through December,
                        2001. Mr. Maurer continues to serve as the Company's Secretary and
                        Treasurer. Mr. Maurer has over 24 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From
                        1986 to April, 1998, he was a General Partner and Chief Financial Officer of
                        Wescon Properties, where he was involved in finance, accounting and forecasting. He also participated in the development and construction management process, including due diligence, design development, municipal processing, construction, marketing, property management and investor services. Mr. Maurer's previous experience also includes experience with the national accounting firm of Kenneth Leventhal & Company, a leading provider of professional services to owners, developers, buildings, operators and financers of real estate. Mr. Maurer received a BS from
                        California University at Northridge in 1973 and is a Registered Operations
                        and Financial Principal with the NASD.

                      MEETINGS OF THE BOARD OF DIRECTORS
                    AND INFORMATION ABOUT BOARD COMMITTEES

Board of Directors

   The Board of Directors held 6 meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as a director, and the total number of meetings held by all committees of the Board on which he served during the periods in which he served.

Committees of the Board

   The Company has three standing committees: the Audit Committee, the Acquisitions Committee, and the Compensation Committee. The Company does not have a Nominating Committee, or Executive Committee. Each committee is described in further detail below.

   Audit Committee. The Audit Committee reviews financial matters and the Company's auditors' reports. During the fiscal year ended December 31, 2001, the Audit Committee held 6 meetings. The Company has not formally adopted a written charter for the Audit Committee. The Audit Committee has reviewed and discussed the 2001 year-end audited financial statements with the Company's management, and has discussed with Squar, Milner, Reehl & Williamson, LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has received the written disclosures and the letter from Squar, Milner, Reehl & Williamson, LLP required by Independent Standards Board Standard No. 1, and has discussed the accountants' independence with Squar, Milner, Reehl & Williamson. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the 2001 year-end financial statements be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2002. Messrs. D. Fleet Wallace, W. Brand Inlow and William C. Daniel currently serve on the Audit Committee. Messrs. Wallace and Inlow will continue to serve on the Audit Committee if elected to the Board of Directors at the Annual Meeting.

   From the date of the 2001 annual meeting of shareholders through March 5, 2002, the Audit Committee was comprised of Messrs. Anthony W. Thompson, Warren
H. James, and James R. Nance. Subsequent to their election as independent directors of the Company and appointment to its Audit Committee, James Nance and Warren James purchased ownership interests in affiliates of the Advisor. Owning an interest in an affiliate of the Advisor disqualifies them as being independent under the Company's Articles of Incorporation. The Company's Articles of Incorporation also require that a majority of the Audit Committee be comprised of independent directors. The seats on the Board of Directors and the Audit Committee held by these former directors were filled on March 5, 2002 by two new directors, Messrs. D. Fleet Wallace and W. Brand Inlow, who qualify as independent under the Articles of Incorporation.

   Acquisitions Committee. The Acquisition Committee reviews contracts, due diligence materials and loan documents for impending acquisitions. During the fiscal year ended December 31, 2001, the Acquisitions Committee held 6 meetings. Messrs. Thompson, Wallace and Inlow currently serve on the Acquisitions Committee, and each will continue to serve on the Acquisitions Committee if elected to the Board of Directors at the Annual Meeting. From the date of the 2001 annual meeting of shareholders through March 5, 2002, the Acquisitions Committee was comprised of Messrs. Thompson, James and Nance.

   Compensation Committee. The Compensation Committee establishes and implements compensation policies, including incentive compensation and benefit plans, except for those actions which require approval by the full Board of Directors under the Company's governing documents. The Compensation Committee did not meet during the fiscal year ended December 31, 2001. Messrs. Wallace, Inlow and Daniel currently serve on the Compensation Committee. Messrs. Wallace and Inlow will continue to serve on the Compensation Committee if elected to the Board of Directors at the Annual Meeting. From the date of the 2001 annual meeting of shareholders through March 5, 2002, the Compensation Committee was comprised of Messrs. Thompson, James and Nance.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

   The Company pays each independent director $1,000 for attending (in person or by telephone) each meeting of the Board of Directors or a committee thereof. Officers of the Company who served as directors in 2001 were not paid fees for serving as directors. It is anticipated that all independent directors will receive the same fees for meeting attendance in 2002. The independent directors qualify for the Company's Independent Director Stock Option Plan.

   Under the Company's Independent Director Stock Option Plan the Company has authorized and reserved a total of 100,000 shares of common stock for issuance to independent directors. The Plan provides for the grant of initial and subsequent options to purchase shares. Initial options are non-qualified stock options to purchase 5,000 shares at the applicable option exercise price granted to each independent director as of the date such individual becomes an independent director. Subsequent options are options to purchase 5,000 at the applicable option exercise price granted to each independent director on the date of each annual shareholders' meeting so long as the individual is still on the Board of Directors as an independent director. In 2001, the Company granted 5,000 options under the Plan to each independent director at the 2001 annual meeting of shareholders. In addition, the Company granted 5,000 options under the Plan to each of Messrs. Wallace and Inlow in March 2002 upon their appointment to the Board of Directors. As of March 31, 2002, no options issued under the Plan have been exercised.

Executive Officer Compensation

   The Company's executive officers are all employees of Triple Net Properties, LLC, the advisor to the Company, and/or its affiliates. The Company does not pay any of its executive officers cash compensation for serving in their respective positions. The Company's executive officers qualify for the Company's Officer and Employee Stock Option Plan.

   Under the Company's Officer and Employee Stock Option Plan, the Company has authorized and reserved a total of 700,000 shares of common stock for issuance to officers and employees. The Board of Directors, acting on the recommendation of the Compensation Committee, has the discretion to grant options to purchase shares to officers and employees effective as of each annual meeting of shareholders. Effective as of the 2001 annual meeting of shareholders, the Board granted 45,000 options to Anthony W. Thompson. As of March 31, 2002, no options issued under the Plan have been exercised.

Forfeitures

   In 2001, a former independent board member effectively forfeited 10,000 options granted in prior years under the Independent Director Stock Option Plan. In addition, a former officer terminated his employment with the Company in 2001 and effectively forfeited the 45,000 options granted to him in 2000 under the Officer and Employee Stock Option Plan.

Executive Compensation

   Certain matters relating to the non-cash compensation of the Company's chief executive officers are set fourth in the three tables below.

                          Summary Compensation Table

                                                           Long Term Compensation
                                 Annual Compensation               Awards            Payouts
                              -------------------------- --------------------------- -------
          (a)                                               (f)           (g)
       Name and                                 (e)      Restricted    Securities      (h)       (i)
       Principal         (b)   (c)    (d)  Other Annual    Stock       Underlying     LTIP    All Other
       Position          Year Salary Bonus Compensation*  Award(s)  Options/SARs (#) Payouts Compensation
       --------          ---- ------ ----- ------------- ---------- ---------------- ------- ------------
Anthony W. Thompson, CEO 1999   --    --           --        --              --        --         --
                         2000   --    --      $23,000        --          45,000        --         --
                         2001   --    --       54,000        --          45,000        --         --

--------
* Amounts in this column represent compensation earned during the year based on the options' vesting period and the fair value method of accounting.

                     Option/SAR Grants in Last Fiscal Year

                                                                                                        Alternative
                                                                  Potential Realizable Value at Assumed to (f) and
                                                                       Annual Rates of Stock Price      (g): Grant
                        Individual Grants                              Appreciation for Option Term      Date Value
----------------------------------------------------------------- ------------------------------------- -----------
                                             (c)
                                (b)       Percent of
                             Number of      Total
                             Securities  Options/SARs                                                       (h)
                             Underlying   Granted to      (d)          (e)                              Grant Date
            (a)             Options/SARs Employees in Exercise or   Expiration        (f)      (g)       Present
           Name               Granted    Fiscal Year  Base Price       Date           50%      10%        Value*
           ----             ------------ ------------ ----------- ----------          ---      ---      -----------
Anthony W. Thompson, CEO...    45,000        75%         $9.05     May 2003           --       --         $58,000

--------
* The grant-date present value was estimated using the Black-Scholes stock option pricing model. Since there was no established public trading market for the underlying stock on the grant date, such valuation was based on the net offering price of $9.05 per share.

   Based on the options's vesting period, approximately $19,000 would have been recorded as fiscal 2001 expense under the fair value method of accounting.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         And FY-End Option/SAR Values*

                                       (d)
                              Number of Securities
                             Underlying Unexercised              (e)
                                 Options/SARs at        Value of Unexercised
                                     FY-End           In-the-Money Options/SARs
            (a)             Exercisable/Unexercisable         at FY-End
           Name                        (#)            Exercisable/Unexercisable
           ----             ------------------------- -------------------------
Anthony W. Thompson, CEO...        None/90,000                   0**
--------
* Since no options were exercised in fiscal 2001, columns (b) and (c) have been omitted.
** Since there was no established public trading market for the underlying stock on December 31, 2001, such valuation was based on the net offering price of $9.05 per share.

Characteristics of Both Stock Option Plans

  Exercise Price:

   The Company determines the option price, meaning the purchase price of the Common Stock under the options, as follows:

  . The option price under each option granted on or before the commencement of the Company's current securities offering was the price per share in that offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee.

  . The option price under each option granted during the Company's current securities offering will be the greater of (a) the price per share in that offering less the dealer manager's selling commission and marketing support and due diligence reimbursement fee or (b) the estimated fair market value of the Common Stock as of the date of grant.

  . The option price under each option granted after the completion of the Company's current securities offering will be the estimated fair market value of the Common Stock as of the date of grant.

   The Company will not grant options under either plan with exercise prices less than the estimated fair market value for such options as of the date of the grant or in consideration for services rendered to the Company that in the judgment of the independent directors has an estimated fair value less than the estimated fair market value of such option as of the date of the grant.

   Unless the shares of Common Stock are then traded on a national securities exchange or trading system, the estimated fair market value of shares of the Common Stock will be a price determined by the Board of Directors in good faith. If the Common Stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

  Vesting:

   Both of the stock option plans provide that persons holding options can exercise them as follows:

  . Options granted on or before the commencement of the Company's current securities offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

  . Options granted after the commencement of that offering will become exercisable in whole or in part on the second anniversary of the date of grant.

  . If an option holder dies or becomes disabled while an officer, director or member of the Board of Directors, his options will be exercisable for one year after death or the disabling event.

  . If an option holder ceases to serve the Company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to the Company.

  . No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

  . The option price for the options can be paid in cash or the surrender of Common Stock.

   Notwithstanding any other provisions of either stock option plan to the contrary, the Company will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize the Company's status as a REIT under the federal income tax laws.

  Transferability:

   An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

  Change of Control or Dissolution:

   If a transaction, such as a reorganization or merger in which the Company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of the Common Stock to be increased, decreased or changed into, or exchanged for, a different number or kind of the Company's shares or securities, then the Company will make an appropriate adjustment in the number and kind of shares that may be issued in connection with options. The Company will also make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

   Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

  . the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

  . the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

  . the payment in cash or shares in lieu of and in complete satisfaction of such options.

  Taxation:

   All options granted under both stock option plans are intended to be "non-qualified options," meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock's fair market value and the option price. The Company will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   As of March 31, 2002, no shareholders beneficially owned 5% or more of the outstanding shares of the Company's common stock. The following table sets forth information as of March 31, 2002 regarding the number and the percentage of Shares beneficially owned by: (i) each director; (ii) the CEO and each of the Company's four most highly compensated executive officers other than the CEO if such officers' salary and bonus for 2001 exceeded $100,000; and (iii) all directors and executive officers as a group.

                                                           Number of
                                                             Shares    Percent
                                                          Beneficially    of
          Name of Beneficial Owner                        Owned(1)(3)  Class(4)
          ------------------------                        ------------ --------
Anthony W. Thompson(2)...................................    67,203      2.1%
D. Fleet Wallace.........................................       552       --%
W. Brand Inlow...........................................       552       --%
All Directors and Executive Officers as a group..........    68,307      2.1%

--------
(1) Beneficial ownership includes outstanding Shares and Shares that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Shares beneficially owned by them.

(2) Includes 103 Shares owned by AWT LP, a limited partnership controlled by Mr. Thompson and 22,100 Shares owned by Triple Net Properties, LLC, a limited liability company controlled by Mr. Thompson. Does not include options to purchase an additional 45,000 shares which become exercisable in 2003.

(3) Share amounts are rounded to the nearest whole number.

(4) Less than  1/10 of 1%.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the review of the copies of such forms received, or written representations received from certain reporting persons, the Company believes that all of its officers and directors have complied with all applicable filing requirements under Section 16(a) during fiscal year 2001. The Company did not have any greater-than-10% shareholders during fiscal year 2001.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   Triple Net Properties, LLC (the "Advisor") is primarily responsible for managing the Company's day-to-day business affairs and assets and carrying out the Board of Director's directives. Several of the Company's officers and directors serve in that same capacity for the Advisor, and own approximately 29% of the equity interest in the Advisor. The Advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies, and other entities regarding the acquisition, management and disposition of real estate assets. The Advisor currently advises thirty-one entities that have invested in properties located in California, Colorado, South Dakota, Nevada, Kansas and Texas.

   Before the commencement of the Company's public offering of its common stock registered with the securities and Exchange Commission on Form S-11 (the "Offering"), the Advisor purchased 22,100 shares of the Company's common stock at a price of $9.05 per share for approximately $200,000 in cash. The Advisor intends to retain such shares while serving as the advisor to the Company.

   The Advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by the Company (excluding proposed acquisitions) or otherwise relating to its duties under its advisory agreement with the Company (the "Advisory Agreement"). Such expenses include employing its personnel, rent, telephone, equipment, and other administrative expenses. The Company reimburses the Advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, the Company will not reimburse the Advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets (as defined in the Advisory Agreement) or 25% of net income for such year. If the Advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to the Advisor during a fiscal quarter will be repaid to the Company within 60 days after the end of the fiscal year. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets.

   The Advisor is compensated by the Company for its services through a series of fees pursuant to the Advisory Agreement with the Company. In addition to fee compensation, the Advisor is reimbursed organizational and offering costs and expenses it incurs on behalf of the Company. For the years ended December 31, 2001 and 2000, fees and cost reimbursements of approximately $153,000 and $87,000, respectively, were paid by the Company to the Advisor from offering proceeds and no amounts are currently due the Advisor. However, the Advisor agreed to reimburse the Company for legal, accounting and certain other costs in excess of 2.5% of gross offering proceeds. As of December 31, 2001, accounts receivable from related parties include approximately $577,000 relating to such reimbursements.

   The Advisor may receive an annual Asset Management Fee of up to 1.5% of the Average Invested Assets. This fee will be paid or accrue quarterly, but will not be paid until the shareholders have received distributions equal to a cumulative non-compounded rate of 8.25% per annum on their investment in the Company. If the fee is not paid in any quarter, it will accrue and be paid once the shareholders have received a cumulative 8.25% return. The Advisor is also entitled to receive property management fees for management and leasing services. Such fees may not exceed 5% of the gross revenue earned by the Company on properties managed. Approximately $157,000 and $106,000 of asset management fees and property management fees, respectively, were paid to the Advisor by the Company for the year ended December 31, 2001. Such fees were not significant in 2000. However, subsequent to December 31, 2001, the Company was reimbursed by the Advisor for the entire amount of asset management fees.

   Approximately $150,000 and $835,000 was earned by the Advisor and affiliates of the Advisor in connection with the Company's acquisition of properties during the years ended December 31, 2001 and 2000, respectively.

   The Company has incurred approximately $1,567,000 and $615,000 of selling commissions due and certain fees paid to NNN Capital Corp., an affiliated entity, owned by Anthony W. Thompson, the Chairman and CEO of the Company for the years ended December 31, 2001 and 2000, respectively.

   In December, 2000, the Company advanced $900,000 to W REIT, L.P., an affiliated entity, based on a note receivable with interest at 12%, maturity in June 2001 and is secured by a first mortgage. W REIT, L.P. used the proceeds to retire debt on the real estate property serving as collateral for the note.

   In addition, the Company advanced $430,000 to W REIT, L.P. in March 2001, subject to the terms and conditions as the previous note. W REIT, L.P. is planning refinance such property in 2002 and management believes such refinancing will result in the Company being paid in full.

   During 2000, the Company also advanced W REIT, L.P. $50,000 at 12% and maturity in June 2001. The original notes and the $50,000 advance matured in June, 2001 and have been extended through June 30, 2002. As of December 31, 2001, no interest has been paid on the W REIT advance or notes receivable. Accordingly, accrued interest in the amount of approximately $150,000 is included in the Company's December 31, 2001 consolidated balance sheet under the caption " Note receivable from related party."

   Anthony W. Thompson, the CEO and Chairman of the Company, is a director of Western REIT, Inc., the parent of W REIT, L.P., and the president and beneficial owner of approximately 34% of Triple Net Properties, LLC, the advisor to both Western REIT, Inc. and the Company. The Company's directors and officers own less than 1% of Western REIT, Inc. In addition, Triple Net Properties, LLC is the general partner of W REIT, L.P.

   As of December 31, 2001, the Company also has a note receivable from NNN County Center Drive, LLC ("County Center, LLC"), an affiliated entity, in the amount of $258,000. The note was entered into in November, 2001, secured by the assets of County Center, LLC with interest at 12% and maturity in January, 2002. The entire balance of the note and accrued interest was repaid to the Company in January 2002.

   On September 27, 2001, the Company entered into an agreement to participate as a co-borrower on a $500,000 loan and pledged its wholly-owned shopping center in Pahrump, Nevada as collateral, evidenced by an unrecorded second deed of trust. The other co-borrowers include the Advisor, NNN LV 1900 Aerojet Way LLC, and Anthony W. Thompson (collectively, the "Affiliates"). The Company and the Affiliates (collectively, the "Borrowers") were jointly and severally liable on the loan. The terms of the loan require the Borrowers to pay a $15,000 commitment fee (deducted from the loan proceeds) and $97,500 per month through the maturity date of April 1, 2002, for a total repayment of $600,000. The proceeds of the loan were used to finance a property acquisition by a subsidiary of the Advisor that resulted in acquisition fees of $150,000 paid to the Advisor. All costs of the loan and the principal repayments were made by the Advisor. The loan was paid in full on February 7, 2002.

   The Company has purchased certain tenant in common interests in properties whereas the other tenants in common were participating in a tax-free exchange arranged by the Advisor. Such transactions earn the Advisor or its affiliates commissions on the tax-free exchanges, and may impact the extent to which the Company participates in such acquisitions.

PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Squar, Milner, Reehl & Williamson, LLP have been appointed to be the Company's independent auditors for fiscal 2002. Squar, Milner, Reehl & Williamson, LLP have been the Company's independent auditors since September 18, 2000. In the event ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

   A representative of Squar, Milner, Reehl & Williamson, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

   The Board of Directors recommends a vote FOR ratification of the appointment of Squar, Milner, Reehl & Williamson, LLP as independent auditors for the Company for fiscal 2002.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Previous Auditors

   Haskell & White, LLP served as the Company's independent auditors from the Company's formation in 1998 until they resigned on July 11, 2000. Haskell & White's resignation was approved by the Company's Board of Directors. The Company has had no disagreements with Haskell & White on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports of Squar, Milner, Reehl & Williamson, LLP on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Audit Fees

   The Company incurred a total of approximately $87,000 from Squar, Milner, Reehl & Williamson, LLP, for (a) the audit of the Company's December 31, 2001 consolidated financial statements, (b) the related Form 10-K, and (c) the review of the Company's unaudited consolidated financial statements included in the Form 10-Qs filed during the year then ended.

Financial Information Systems Design and Implementation Fees

   The Company was not billed for any professional services by Squar Milner Reehl & Williamson, LLP, during fiscal year 2001 in connection with the design, implementation or maintenance of the Company's information systems, local area network and the like.

All Other Fees

   The Company was billed approximately $57,000 in 2001 by Squar, Milner, Reehl & Williamson, LLP, for services relating to three post-effective amendments to the Company's registration statement. The Company also incurred approximately $47,000 in 2001 from Squar, Milner, Reehl & Williamson, LLP, for the audits of four real estate properties acquired in 2001 and late 2000. The Company was billed a total of approximately $36,000 for all other services (including tax-related services) provided during fiscal year 2001.

   The Company's Audit Committee has considered whether the provision of the services described in the immediately preceding paragraph by Squar, Milner, Reehl & Williamson, LLP is compatible with maintaining the independence of Squar, Milner, Reehl & Williamson, LLP.

                                 ANNUAL REPORT

   The Annual Report to Shareholders (the "Annual Report") for the fiscal year ended December 31, 2001, accompanies this Proxy Statement. Such Annual Report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

                       PROPOSALS FOR 2003 ANNUAL MEETING

   Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2003 annual meeting of shareholders must cause such proposal to be received at the Company's principal executive offices at 1551 N. Tustin Avenue, Suite 650, Santa Ana, California 92705, Attention: Jack R. Maurer, Secretary, no later than December 6, 2002, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 2003 annual meeting of shareholders in May, 2003.

                                 OTHER MATTERS

Mailing of Materials; Other Business

   The Company will mail a Proxy Card together with this Proxy Statement to all shareholders of record at the close of business on February 28, 2002. The only business to come before the Annual Meeting of which management is aware is set forth in this Proxy Statement. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD BY FAX TO
(714) 667-6843 OR IN THE ENCLOSED ENVELOPE.

                                   FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT:
T REIT, INC., 1551 N. TUSTIN AVENUE, SUITE 650, SANTA ANA, CALIFORNIA 92705,
ATTENTION: T REIT, INC. CORPORATE SECRETARY.

                                  PROXY CARD

                                 T REIT, INC.

   The undersigned hereby appoints William C. Daniel and Talle A. Voorhies, either of whom may act alone, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of T REIT, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held on May 7, 2002 at 10:00 a.m. local time and at any and all postponements and adjournments thereof, upon the following matters:

   1. For the election of Anthony W. Thompson, D. Fleet Wallace, and W. Brand Inlow to serve as Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2003 and until their successors are elected and qualified:

    [_] For All Nominees      [_] Against All
                                  Nominees              [_] Abstain

     Anthony W. Thompson       D. Fleet Wallace          W. Brand Inlow

   TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME

   2. Ratification of the appointment of Squar, Milner, Reehl & Williamson, LLP as the Company's independent auditors for 2002.

    [_] For                   [_] Against               [_] Abstain

   3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, including matters incident to its conduct.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1 and 2.

    IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" SUCH ITEM.


   Dated___________ , 2002

-----------------------------
        Printed Name

                              Please print and sign exactly
                              as name appears on stock
                              certificate. If stock is
----------------------------- jointly owned, both parties
          Signature           must sign.

-----------------------------
          Signature

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY BY FAX TO (714) 667-6843 OR IN THE ENCLOSED RETURN ENVELOPE.

                                      1